Exhibit 99.1

FOR DISTRIBUTION AT:

October 30, 2012

4:00 p.m. Eastern

Market Leader® Delivers Eleventh Consecutive Quarter of Revenue Growth

Powerful Results from Enterprise Channel Drive Strong Top and Bottom Line Growth

KIRKLAND, Wash. – October 30, 2012 – Market Leader, Inc. (NASDAQ: LEDR), today announced results for the third quarter ended September 30, 2012.

Strong Revenue Growth Continues

Market Leader demonstrated continued financial progress during the third quarter:

•	Revenue increased 30% to $11.7 million from $9.0 million in the third quarter of 2011.

•	Net loss decreased to $1.9 million from $2.1 million in the second quarter of 2012.

•	Adjusted EBITDA increased to $0.9 million, up from $0.3 million in the second quarter of 2012.

•	Cash, cash equivalents and short-term investments increased by $0.9 million to $22.1 million at September 30.

Enterprise Software Platform Driving Powerful Results for Customers

Market Leader’s revenue growth has been driven in part by the success that customers are seeing with its SaaS based software products. Keller Williams Realty International – the nation’s second-largest real estate franchisor – partnered with Market Leader to launch its now award-winning, end-to-end solution to more than 80,000 real estate professionals in the first quarter of last year, and this has played a key role in their recent productivity gains. By the end of the year, franchise-wide agent productivity increased by 17% over the previous year – more than double the average productivity gain seen by other national franchises, according to the 2012 Real Trends 500 study.

Market Leader also provides customers with the opportunity to enhance their software by upgrading to its premium products and services. These offerings provide both brokerage companies and their agents with fully integrated solutions that help them further accelerate their growth. Keller Williams’ agents who have upgraded to Market Leader’s premium software, report doing four times the number of transactions as those on the base platform.

“Market Leader takes great pride in the proven results that our customers are seeing with our products,” said CEO Ian Morris. “Our software leadership and relationships with leading franchise networks will be strong catalysts for continued top and bottom line growth in 2013 and beyond.”

Click here to see Ian Morris discuss the quarter as well as the trends that are shaping the real estate industry. The video can also be viewed by visiting http://www.tinyurl.com/ledrq3.

New Enterprise Deployments Will Serve as Catalysts for Further Growth

Market Leader and CENTURY 21 Real Estate, franchisor of the world’s largest real estate sales organization, announced yesterday that CENTURY 21 Real Estate had deployed CENTURY 21 Business BuilderSM, a state-of-the-art marketing and CRM platform powered by Market Leader, to all of its U.S.-based real estate professionals.

Additionally, earlier this year, Better Homes and Gardens Real Estate LLC chose Market Leader to provide customized and best-of-breed technology to its network of 7,600 brokers and agents across the United States.

“Market Leader continues to see strong interest from the nation’s leading real estate companies for our SaaS platform thanks to the outstanding results it is delivering for our customers,” said Morris.

Unmatched Access to Real Estate Professionals Provides Unique Competitive Advantage

These new enterprise partnerships are expected to extend Market Leader’s already unmatched access to real estate professionals. The company’s software and social media platforms – both among the largest of their kind in real estate – provide Market Leader with unmatched access to more than one out of every three real estate professionals in North America. Market Leader is only in the early stages of monetizing this unique advantage, and expects that increasing its share of the nearly $11 billion that these professionals spend on marketing and technology services each year will be a significant source of continued growth for years to come.

Business Outlook

Market Leader’s strong third quarter results and the continued success of the company’s enterprise relationships both reinforce the company’s expectations of continued revenue growth and improved Adjusted EBITDA through 2013.

Conference Call

The company will host a conference call and live Webcast to discuss third quarter results on Tuesday, October 30, 2012 at 4:30 p.m. Eastern time. In order to assist investors who have been affected by severe weather conditions, toll-free numbers have been added to facilitate call participation. To listen to the live conference call, please dial (719) 325-2420, or toll-free (888) 481-2877. A live Webcast of the call will also be available from the Investor Relations section of the company’s Web site at www.investor.marketleader.com and an audio replay of the call will also be available to investors beginning on October 30 at 7:30 p.m. Eastern time and ending on November 4 at 7:30 p.m. Eastern time by dialing (719) 457-0820 or toll-free (888) 203-1112 and entering the passcode 9971346#.

About Market Leader, Inc.

Market Leader, founded in 1999, provides innovative online technology and marketing solutions for real estate professionals across the United States and Canada. The company serves more than 100,000 real estate agents, brokerages and franchisors, offering complete end-to-end solutions that enable them to grow and manage their businesses. Market Leader’s subscription-based real estate marketing software – including websites, contact management, a marketing center, and lead generation services – helps customers generate a steady stream of prospects, and provides the systems and training they need to convert those prospects into clients. In addition, the company’s national consumer real estate sites, including www.RealEstate.com, give its customers access to millions of future home buyers and sellers, while providing consumers with free access to the information they seek.

For more information on Market Leader visit www.MarketLeader.com.

Forward-Looking Statements

This release contains forward-looking statements relating to the company’s anticipated plans, products, services, and financial performance. The words “believe,” “expect,” “anticipate,” “intend” and similar expressions identify forward-looking statements, but their absence does not mean the statement is not forward-looking. These statements and, specifically, statements or predictions about the company’s potential market, product development plans, and future financial performance, are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the company’s actual results include its ability to retain and increase its customer base, including enterprise customers, to sell premium products to real estate professionals associated with enterprise customers, to continue to grow revenues, to respond to competitive threats and real estate market conditions, to develop new products, and to develop new revenue sources from its RealEstate.com assets. Please refer to the company’s most recent Form 10-K filed with the Securities and Exchange Commission for a more detailed description of these and other risks that could materially affect actual results. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements are made as of today’s date and the company assumes no obligation to update any such statements to reflect events or circumstances after the date hereof.

Non-GAAP Measure

Adjusted EBITDA is a non-GAAP financial measure provided as a complement to results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA is not a substitute for measures determined in accordance with GAAP, and may not be comparable to Adjusted EBITDA as reported by other companies. Our use of the term “Adjusted EBITDA” refers to a financial measure defined as earnings or loss before net interest, income taxes, depreciation, amortization, net loss attributable to non-controlling interest, and stock-based compensation. We believe Adjusted EBITDA to be relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is the primary measure used by our management to evaluate operating performance. Following is the reconciliation of net loss, the most comparable GAAP measure, to Adjusted EBITDA, for each of the periods presented (in thousands, unaudited):

Market Leader, Inc.

NON-GAAP FINANCIAL MEASURE AND RECONCILIATION

(In thousands)

(unaudited)

	Three months ended
	September 30, 2012	June 30, 2012	September 30, 2011
Net loss available to shareholders	$(1,943)	$(2,146)	$(2,961)
Adjustments:
Stock-based compensation	1,274	802	337
Depreciation and amortization of property and equipment	754	768	655
Amortization of intangible assets	849	836	374
Loss on asset disposition	—	—	174
Other expense (income)	3	—	(12)
Net loss attributable to noncontrolling interest	—	—	(91)

Adjusted EBITDA	$937	$260	$(1,524)

Market Leader, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Revenues	$11,691	$8,979	$32,951	$24,541
Expenses:
Sales and marketing (1)	7,699	6,976	21,726	21,119
Technology and product development (1)	2,265	2,207	7,366	5,937
General and administrative (1)	2,064	1,657	5,774	5,083
Depreciation and amortization of property and equipment	754	655	2,166	1,912
Amortization of intangible assets	849	374	2,508	898
Loss on asset disposition	—	174	—	174

Total expenses	13,631	12,043	39,540	35,123

Loss from operations	(1,940)	(3,064)	(6,589)	(10,582)
Interest income, net	7	15	24	59

Loss before income tax expense	(1,933)	(3,049)	(6,565)	(10,523)
Income tax expense	10	3	46	9

Net loss before noncontrolling interest	(1,943)	(3,052)	(6,611)	(10,532)
Net loss attributable to noncontrolling interest	—	(91)	—	(381)

Net loss available to Market Leader	$(1,943)	$(2,961)	$(6,611)	$(10,151)

Net loss per share-basic and diluted	$(0.07)	$(0.12)	$(0.26)	$(0.40)

Number of shares used in per share calculations	26,099	25,273	25,761	25,169

(1)	Stock-based compensation is included in the expense line items above in the following amounts:

	2012	2011	2012	2011
Sales and marketing	$672	$145	$1,467	$471
Technology and product development	132	52	249	140
General and administrative	470	140	993	476

	$1,274	$337	$2,709	$1,087

Market Leader, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(unaudited)

	September 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$7,081	$7,958
Short-term investments	15,068	15,141
Accounts receivable, net of allowance of $46 and $36, respectively	678	729
Prepaid expenses and other current assets	1,270	1,733

Total current assets	24,097	25,561
Property and equipment, net of accumulated depreciation of $15,394 and $19,187, respectively	5,102	4,507
Intangible assets, net of accumulated amortization of $12,495 and $9,988, respectively	8,425	10,762
Goodwill	1,861	1,861

Total assets	$39,485	$42,691

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$984	$1,120
Accrued compensation and benefits	3,322	2,599
Accrued expenses and other current liabilities	1,176	2,224
Deferred rent, current portion	249	230
Deferred revenue	1,068	1,056

Total current liabilities	6,799	7,229
Deferred rent, less current portion	—	249
Other noncurrent liabilities	968	95

Total liabilities	7,767	7,573
Shareholders’ equity:
Preferred stock, par value $0.001 per share, stated at amounts paid in; authorized 30,000,000 shares; none issued and outstanding	—	—
Common stock, par value $0.001 per share, stated at amounts paid in; authorized 120,000,000 shares; issued and outstanding 26,393,146 and 25,397,448 shares at September 30, 2012 and December 31, 2011, respectively	77,284	74,073
Accumulated deficit	(45,566)	(38,955)

Total shareholders’ equity	31,718	35,118

Total liabilities and shareholders’ equity	$39,485	$42,691

Market Leader, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Nine months ended September 30,
	2012	2011
Cash flows from operating activities:
Net loss	$(6,611)	$(10,532)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	2,166	1,912
Amortization of intangible assets	2,508	898
Stock-based compensation	2,709	1,087
Loss on asset disposition	—	174
Changes in certain assets and liabilities, net of assets acquired and liabilities assumed
Accounts receivable, net of allowance	52	(567)
Prepaid expenses and other current assets	570	(231)
Accounts payable	(2)	(155)
Accrued compensation and benefits	723	711
Accrued expenses and other current liabilities	(1,043)	(268)
Deferred rent	(230)	(184)
Deferred revenue	12	329

Net cash provided by (used in) operating activities	854	(6,826)

Cash flows from investing activities:
Purchases of short-term investments	(18,102)	(20,329)
Sales of short-term investments	17,958	26,404
Purchases of property and equipment	(2,846)	(1,875)
Cash paid for acquisition of RealEstate.com	—	(8,250)
Cash paid for acquisition of SharperAgent, net of cash acquired	—	(1,656)
Cash paid for acquisition of kwkly	—	(750)

Net cash used in investing activities	(2,990)	(6,456)

Cash flows from financing activities:
Value of equity awards withheld for tax liability and award exercises	(428)	(235)
Proceeds from exercises of stock options	1,687	14

Net cash provided by (used in) financing activities	1,259	(221)

Net decrease in cash and cash equivalents	(877)	(13,503)
Cash and cash equivalents at beginning of period	7,958	16,687

Cash and cash equivalents at end of period	$7,081	$3,184

Investor Contact:

Mark Lamb

Director of Investor Relations

Market Leader, Inc.

425.952.5801

markl@marketleader.com

Investor Relations Firm:

PondelWilkinson Inc.

Roger Pondel/Laurie Berman

310.279.5980

pwinvestor@pondel.com

Press Contact:

Matt Heinz

Heinz Marketing for Market Leader, Inc.

877.291.0006

matt@heinzmarketing.com